Ex. 20.1

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                      DILLARD CREDIT CARD MASTER TRUST I
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                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2000-1


Monthly Series 2000-1 Certificateholders' Statement


     Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.


For Month January 2004


5.2(a)(i)    on an aggregate basis:

                Class A Monthly Principal                                                                      0.00

                Class B Monthly Principal                                                                      0.00

             per $1,000 original principal amount per Certificate:

                Class A Monthly Principal                                                                      0.00

                Class B Monthly Principal                                                                      0.00

5.2(a)(ii)   on an aggregate basis:

                Class A Monthly Interest                                                                 251,166.67

                Class B Monthly Interest  _________________                                                    0.00

             per $1,000 original principal amount per Certificate:

                Class A Monthly Interest                                                                       1.26

                Class B Monthly Interest                                                                       0.00



5.2(a)(iii)  Collections of Principal Receivables allocated to Class A                                         0.00

             Collections of Principal Receivables allocated to Class B                                         0.00


5.2(a)(iv)   Collections of Finance Charge Receivables allocated to Class A                            3,464,990.19

             Collections of Finance Charge Receivables allocated to Class B                            1,034,997.07


5.2(a)(v)    Principal Receivables (beginning of month)                                            1,299,859,686.89
                 Gross Credit Sales                                                                  185,360,440.60
                 Principal Payments                                                                 (224,030,871.88)
                 Returns                                                                             (34,332,054.74)
                 Principal Defaults                                                                   (8,537,556.37)
                 Ineligible Principal Receivables                                                              0.00
                 Actual Misc. Adjustments                                                                      0.00

             Principal Receivables (end of month)                                                  1,218,319,644.50

             Total Portfolio Recoveries
                 Gross Recoveries                                                                      1,370,150.01
                 Recoveries Net of Expenses                                                              849,858.33

             Total Portfolio Finance Charge Collections
                 Finance Charge Collections                                                           21,670,146.98
                 Finance Charge Collections with Recoveries                                           22,520,005.31

             Investor Interest                                                                       259,740,260.00

             Adjusted Investor Interest                                                              259,740,260.00

                 Class A Investor Interest                                                           200,000,000.00

                 Class A Adjusted Investor Interest                                                  200,000,000.00

                 Class B Investor Interest                                                            59,740,260.00

             Floating Investor Percentage                                                                    19.98%

                 Class A Floating Allocation                                                                 77.00%

                 Class B Floating Allocation                                                                 23.00%

             Fixed Investor Percentage                                                                          N/A

                 Class A Fixed Allocation                                                                       N/A

                 Class B Fixed Allocation                                                                       N/A


5.2(a)(vi)   Delinquent Accounts

                 30-59 Days Delinquent                                                                38,684,477.00

                 60-89 Days Delinquent                                                                13,514,740.00

                 90 + Days Delinquent                                                                 28,310,207.00


5.2(a)(vii)  Aggregate Investor Default Amount                                                         1,705,989.60

                 Class A Investor Default Amount                                                       1,313,611.99

                 Class B Investor Default Amount                                                         392,377.61


5.2(a)(viii) on an aggregate basis:

                Class A Investor Charge-Offs                                                                   0.00

                Class B Investor Charge-Offs                                                                   0.00

             per $1,000 original principal amount per Certificate:

                Class A Investor Charge-Offs                                                                   0.00

                Class B Investor Charge-Offs                                                                   0.00


5.2(a)(ix)   on an aggregate basis:

                Class A Investor Charge-Offs reimbursed                                                        0.00

                Class B Investor Charge-Offs reimbursed                                                        0.00

             per $1,000 original principal amount per Certificate:

                Class A Investor Charge-Offs reimbursed                                                        0.00

                Class B Investor Charge-Offs reimbursed                                                        0.00


5.2(a)(x)    on an aggregate basis:

                Class A Servicing Fee                                                                    333,333.33

                Class B Servicing Fee                                                                          0.00


5.2(a)(xi)   Portfolio Yield                                                                                 12.91%


5.2(a)(xii)  Reallocated Class B Principal Collections                                                         0.00


5.2(a)(xiii) Class B Investor Interest                                                                59,740,260.00


5.2(a)(xiv)  LIBOR for Interest Period                                                                     1.10000%


5.2(a)(xv)   Principal Funding Account Balance                                                                 0.00


5.2(a)(xvi)  Accumulation Shortfall                                                                            0.00


5.2(a)(xvii) Principal Funding Account Investment Proceeds                                                     0.00


5.2(a)(xviii)Principal Funding Investment Shortfall                                                            0.00


5.2(a)(xix)  on an aggregate basis:

                  Class A Available Funds                                                              3,464,990.19


5.2(a)(xx)   Class A Certificate Rate                                                                      1.37000%


                  Other items

                     Number of Accounts (beginning of month)                                              2,325,377
                     Number of Accounts (end of month)                                                    2,314,614

                     Collateral Performance

                         Total Payment Rate                                                                  18.97%

                         Portfolio Yield (Gross)                                                             20.79%

                         Excess Spread (current month)*                                                      10.21%
                         Excess Spread (previous month)                                                       8.54%
                         Excess Spread (2 months previous)                                                    8.92%
                         ------------------------------------------------------------------------------------------
                         Excess Spread (3 month rolling Average)                                              9.22%

                         * Please note that Excess Spread is calculated on a cash basis and may be higher than Spread to Base Rate in any given month.
                         Spread to Base Rate assumes coupon and servicing fee are
                         allocated based upon the entire invested amount.

                         Defaults                                                                             7.88%

                         30-59 Days Delinquent                                                                2.98%
                         60-89 Days Delinquent                                                                1.04%
                         90 + Days Delinquent                                                                 2.18%
                         ------------------------------------------------------------------------------------------
                         Total Delinquent                                                                     6.19%

                         Principal Payment Rate                                                              17.24%

                         Pool Balance in $MM (end of month)                                                   1,218

                         Seller Percent                                                                      54.36%

                     Series Performance Trigger (as defined in Pooling and Servicing Agreement)

                         Net Portfolio Yield (current month, net of Charge-offs)                             12.91%
                         Net Portfolio Yield (previous month)                                                11.22%
                         Net Portfolio Yield (2 months previous)                                             11.45%
                         ------------------------------------------------------------------------------------------
                         Net Portfolio Yield (3 month rolling average)                                       11.86%

                         Base Rate (current month)                                                            3.51%
                         Base Rate (previous month)                                                           3.48%
                         Base Rate (2 months previous)                                                        3.30%
                         ------------------------------------------------------------------------------------------
                         Base Rate (3 month rolling average)                                                  3.43%

                         Spread to Base Rate (current month)                                                  9.40%
                         Spread to Base Rate (previous month)                                                 7.74%
                         Spread to Base Rate (2 months previous)                                              8.15%
                         ------------------------------------------------------------------------------------------
                         Spread to Base Rate (3 month rolling average)                                        8.43%

                         Base Rate > Portfolio Yield (3 month rolling average)                                   No



                                        Dillard National Bank
                                          as Servicer


                                        By: _________________________________
                                     Title: Cashier

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                      DILLARD CREDIT CARD MASTER TRUST I
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                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2002-2


          Monthly Series 2002-2 Certificateholders' Statement


                    Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.



          For the Period January 2004



                                                                         Class A         Class B        Class C         Total

          Section 5.2 - Supplement

(a) (i)   Monthly Principal Distributed                                         -               -               -                -

(a) (ii)  Monthly Interest Distributed per $1,000                            3.17               -               -             3.17
                    Deficiency Amounts                                          -               -               -                -
                    Additional Interest                                         -               -               -                -
                    Accrued and Unpaid Interest                                 -               -               -                -

(a) (iii) Collections of Principal Receivables                      34,680,823.50    2,908,680.67    7,159,945.49    44,749,449.66

(a) (iv)  Collections of Finance Charge Receivables                  3,464,990.19      290,608.73      715,356.16     4,470,955.08

(a) (v)   Aggregate Amount of Principal Receivables                187,454,023.97   15,721,768.99   38,700,366.88   241,876,159.84
                                           Investor Interest       200,000,000.00   16,774,000.00   41,290,516.00   258,064,516.00
                                           Adjusted Interest       200,000,000.00   16,774,000.00   41,290,516.00   258,064,516.00
                    Floating Investor Percentage                           15.39%           1.29%           3.18%           19.85%
                    Fixed Investor Percentage                            N/A              N/A             N/A             N/A

(a) (vi)  Receivables Delinquent (As % of Total Receivables)
                    Current                            93.39%                                                     1,137,810,220.50
                    30 to 59 days                       3.18%                                                        38,684,477.00
                    60 to 89 days                       1.11%                                                        13,514,740.00
                    90 or more days                     2.32%                                                        28,310,207.00
                    Total Receivables                                                                             1,218,319,644.50


(a) (vii) Investor Default Amount per $ 1,000                                6.57            0.55            1.36             8.47

(a) (viii)Investor Charge-Offs                                           N/A              N/A             N/A             N/A

(a) (ix)  Reimbursed Investor Charge-Offs                                N/A              N/A             N/A             N/A

          Section 5.2 - Supplement (Continued)
                                                                         Class A         Class B         Class C          Total

(a) (x)   Servicing Fee                                                333,333.33       27,956.67       68,817.53       430,107.53

(a) (xi)  Portfolio Yield                                                                                                   12.91%

(a) (xii) Reallocated Monthly Principal                                          -                -             -                -

(a) (xiii)Closing Investor Interest                                200,000,000.00   16,774,000.00   41,290,516.00   258,064,516.00


(a) (xiv) Principal Funding Account Balance                                                                                      -

(a) (xv)  Accumulation Shortfall                                                                                                 -

(a) (xvi) Principal Funding Investment Proceeds                                                                                  -

(a) (xvii)Principal Investment Funding Shortfall                                                                                 -

(a)(xviii)Available Funds                                            3,464,990.19      290,608.73      715,356.16     4,470,955.08

(a) (xix) Certificate Rate                                                  3.80%           0.00%           0.00%


          Additional Information

          Principal Receivables - (Total Trust Pool)
          Beginning Balance - 01/01/04                                                                            1,299,859,686.89
          Credit Purchases                                                                                          185,360,440.60
          Credit Returns                                                                                            (34,332,054.74)
          Collections                                                                                              (245,701,018.86)
          Finance Chgs & Late Fees                                                                                   23,702,856.43
          Charge-offs                                                                                               (10,570,265.82)
          Accounts Purchased / Sold                                                                                              -
                                                                                                                 -----------------
          Ending Balance - 01/31/04                                                                               1,218,319,644.50
                                                                                                                 =================



          Total Interest to be Distributed                                                                              633,333.33
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          Dillard National Bank, as Servicer

          By:
              ---------------------------
              James P. Turk
              Cashier